UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 22, 2008
Date of Report
(Date of earliest event reported)

Access National Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-49929	82-0545425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Robert Fulton Drive, Suite 300, Reston, VA 20191
(Address of principal executive offices) (Zip Code)

(703) 871-2100
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

Access National Corporation (Nasdaq: ANCX) released its unaudited financial results on April 23, 2008 for the quarter ended March 31, 2008. A copy of the press release detailing the summary results is attached hereto as Exhibit 99.1.

Item 7.01     Regulation FD Disclosure.

Access National Corporation (Nasdaq: ANCX) announced on April 23, 2008 that its Board of Directors declared a cash dividend of $.01 per share to shareholders of record as of May 7, 2008, for payment on May 23, 2008. A copy of the press release summarizing the announcement is attached hereto as Exhibit 99.2.

Item 8.01     Other Events.

Access National Corporation (Nasdaq: ANCX) announced on April 24, 2008 that its Board of Directors approved an increase to its Share Repurchase Program by an additional 500,000 shares, bringing the total shares authorized under the program to 2,500,000, effective April 22, 2008. A copy of the press release summarizing the announcement is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(a)	-	Not applicable.
(b)	-	Not applicable.
(c)	-	Not applicable.

(d)		Exhibits.

		Exhibit 99.1	Press Release, dated April 23, 2008 announcing first quarter 2008 financial results.

		Exhibit 99.2	Press Release, dated April 23, 2008 announcing quarterly dividend.

		Exhibit 99.3	Press Release, dated April 24, 2008, regarding approval of a program to repurchase shares of common stock.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS NATIONAL CORPORATION
(Registrant)

Date:	April 24, 2008	By:	/s/ Michael W. Clarke
		Name:	Michael W. Clarke
		Title:	President & Chief Executive Officer